Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-286699) Form S-8 (Nos. 333-268906, 333-219031, 333-228345, 333-208990, 333-189758 and 333-286702) of TAT Technologies Ltd. of our report dated March 18, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ Kesselman & Kesselman	Tel-Aviv, Israel
Certified Public Accountants (Isr.)	March 18, 2026
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, 146 Derech Menachem Begin St. Tel-Aviv 6492103, Israel,
P.O Box 7187 Tel-Aviv 6107120, Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il